UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 6, 2016

SEACHANGE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-21393	04-3197974
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Nagog Park, Acton, MA	01720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (978) 897-0100

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On July 6, 2016, Anthony Dias resigned as Chief Financial Officer of SeaChange International, Inc. (“SeaChange”), effective as of July 31, 2016.

In connection with his resignation as Chief Financial Officer of SeaChange, Mr. Dias and SeaChange entered into an Employment Separation Agreement and Voluntary Release, dated as of July 6, 2016 (the “Separation Agreement”). Under the terms of the Separation Agreement, SeaChange will:

•	Beginning August 1, 2016 pay Mr. Dias six (6) months of base salary as severance in twelve (12) equal semimonthly installments of $13,145.83, subject to all ordinary payroll taxes and withholdings;

•	Allow Mr. Dias to remain eligible for a pro-rated fiscal 2017 target annual bonus of $189,300, payable in cash (“Target Bonus”). Forty percent (40%) of this Target Bonus will be based on the Company’s reported fiscal 2017 non GAAP operating income, forty percent (40%) of it will be based on the Company’s reported revenue (both according to the Company’s fiscal 2017 financial goals) and twenty percent (20%) based on Mr. Dias’ personal goals; and

•	Allow for the continued vesting through January 31, 2017 of Mr. Dias’ outstanding equity awards including allowing Mr. Dias to remain eligible to receive a pro-rated portion (33.33% of the original three year period) of his performance stock unit award (“PSU”) to be determined subsequent to January 31, 2019 pursuant to the previously disclosed terms of his PSU award agreement.

Under the Separation Agreement, Mr. Dias affirmed his existing Employee Noncompetition, Nondisclosure and Developments Agreement pursuant to which Mr. Dias agreed to non-competition and non-solicitation provisions restricting his activities for a one-year post-employment period.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

(c)

Appointment of Peter Faubert as Chief Financial Officer

On July 6, 2016, the Board of Directors of SeaChange appointed Peter Faubert as the Chief Financial Officer of SeaChange, effective July 6, 2016.

Peter Faubert, 46, has been a Certified Public Accountant since 1996. Most recently, he served for two years as CFO for This Technology, Inc., a video advertising solutions provider to large cable, telco and broadcast television operators, which was acquired by Comcast Corporation in 2015. In addition to finance and accounting responsibilities, he oversaw that company’s human resources, strategic planning, legal and facilities functions.

Previously, Mr. Faubert served for three years as CFO for mobile game publisher JNJ Mobile (DBA MocoSpace), where he established revenue sharing and billing agreements with large U.S. mobile service providers. As CFO and Treasurer during four years with Turbine, Inc., the largest privately-held video game developer in North America, which was acquired by Warner Brothers, Mr. Faubert established licensing and distribution agreements with leading gaming and entertainment brands globally. He also held senior finance roles for software and technology providers including Vision Government Solutions and publicly-traded companies Viisage Technology, Burntsand and Ariba. Early in his career, he worked in PricewaterhouseCoopers’ mergers and acquisitions practice and Deloitte & Touche’s assurance and advisory services.

The selection of Mr. Faubert to serve as Chief Financial Officer was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Faubert and any director or other executive officer of SeaChange and there are no related persons transactions between SeaChange and Mr. Faubert reportable under Item 404(a) of Regulation S-K.

In connection with the appointment of Mr. Faubert as Chief Financial Officer, the Compensation Committee and Board agreed to pay Mr. Faubert an annual base salary of $300,000 per year and to make a one-time equity award of 100,000 stock options with an exercise price equal to SeaChange’s closing stock price on July 6, 2016 of $3.28 per share, to vest in four equal tranches on the first, second, third and fourth anniversary of July 6, 2016. Mr. Faubert will also be eligible to participate in the annual executive bonus program approved by the Compensation Committee based on the achievement of Company financial and strategic goals, as determined by the Compensation Committee. For fiscal 2017 Mr. Faubert will be eligible to receive an annual cash bonus under this program with a target value of $180,000, which will be pro-rated based on his days of service in fiscal 2017. In addition, Mr. Faubert will also be eligible for Long Term Incentive equity awards (“LTI Awards”). For fiscal 2017, Mr. Faubert will be granted an LTI Award with a value to be determined based on the same general terms (fifty percent (50%) performance stock units, twenty-five percent (25%) stock options and twenty-five (25%) restricted stock units) as for the previously disclosed fiscal 2016 LTI Awards.

In connection with his appointment as Chief Financial Officer of SeaChange, Mr. Faubert and SeaChange will enter into a Change-in-Control Severance Agreement (the “Change-in-Control Agreement”) and an Indemnification Agreement (the “Indemnification Agreement”), effective July 6, 2016, the terms of which are substantially similar to those agreements previously entered into by SeaChange with its other senior executive officers and described in SeaChange’s 2016 proxy statement. The form of Mr. Faubert’s Change-in-Control Agreement and Indemnification Agreement are filed as Exhibit 10.2 and Exhibit 10.3, respectively, attached hereto.

The Change-in-Control Agreement is designed to provide an incentive to Mr. Faubert to remain with SeaChange leading up to and following a change in control.

Under the Change-in-Control Agreement, if Mr. Faubert’s equity award, other than a performance-based equity award (such as PSUs), is continued, assumed or substituted following a change in control and Mr. Faubert’s employment is terminated within two years after the change in control by the employer without cause or by Mr. Faubert for good reason (a “Covered Termination”), then such equity award would be accelerated in full. Performance-based equity awards would continue to be governed by their existing terms. In addition, if a Covered Termination occurs, Mr. Faubert would be entitled to receive a cash amount as severance equal to the sum of (a) one times his base salary, plus (b) 150% of Mr. Faubert’s target annual bonus for the fiscal year in which the Covered Termination occurs, plus (c) $62,000, being an amount corresponding to medical and other benefits during the post-employment period.

As a condition to the receipt by Mr. Faubert of any payment or benefit under the Change-in-Control Agreements, Mr. Faubert must first execute a valid, binding and irrevocable general release in favor of SeaChange and in a form reasonably acceptable to SeaChange.

The foregoing summary of the Change-in-Control Agreement does not purport to be complete and is qualified in its entirety by reference to the Change-in-Control Agreement attached hereto as Exhibit 10.2.

Attached as Exhibit 99.1, and incorporated by reference, is a copy of the press release issued by SeaChange International, Inc. dated July 6, 2016, announcing the appointment of Peter Faubert as Chief Financial Officer of SeaChange.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following Exhibit is attached to this report:

Exhibit No.	Description

10.1	Employee Separation Agreement and Voluntary Release, dated as of July 6, 2016, by and between SeaChange International, Inc. and Anthony Dias.

10.2	Change-In-Control Severance Agreement, dated as of July 6, 2016, by and between SeaChange International, Inc. and Peter Faubert.

10.3	Indemnification Agreement, dated as of July 6, 2016, by and between SeaChange International, Inc. and Peter Faubert.

99.1	Press release issued by SeaChange International, Inc. dated July 7, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ Edward Terino
Edward Terino Chief Executive Officer

Dated: July 7, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employee Separation Agreement and Voluntary Release, dated as of July 6, 2016, by and between SeaChange International, Inc. and Anthony Dias.

10.2	Change-In-Control Severance Agreement, dated as of July 6, 2016, by and between SeaChange International, Inc. and Peter Faubert.

10.3	Indemnification Agreement, dated as of July 6, 2016, by and between SeaChange International, Inc. and Peter Faubert.

99.1	Press release issued by SeaChange International, Inc. dated July 7, 2016.